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                                    EXHIBIT B

                             JOINT FILING AGREEMENT


         The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Dated this 8th day of November, 1999.

                          The TCW Group, Inc.

                              By:  /s/ Susan Marsch
                                   -----------------------
                                   Susan Marsch
                                   Authorized Signatory







                          Robert Day
                              By:  /s/ Susan Marsch
                                   --------------------------------------------
                                   Susan Marsch
                                   Under  Power of  Attorney  dated  March 31,
                                   1999,   on  File  with   Schedule  13G  for
                                   Hibbett Sporting Goods, Inc. dated
                                   April 8, 1999.